Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 www.bakerbotts.com	AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK RIYADH WASHINGTON

October 17, 2007

074187.0148

Marathon Oil Corporation

5555 San Felipe Road

Houston, Texas 77056

Ladies and Gentlemen:

We have acted as counsel to Marathon Oil Corporation, a Delaware corporation (“Marathon”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Marathon with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration of 5,507,171 shares of Marathon common stock, par value $1.00 per share (“Common Stock”), which shares (the “Marathon Shares”) may be issued from time to time pursuant to Rule 415 under the Act upon the exchange, retraction or redemption of the exchangeable shares (the “Exchangeable Shares”) of 1339971 Alberta Ltd. (“AcquisitionCo”) described in the Registration Statement under “Description of Capital Stock—Exchangeable Shares.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of (i) Marathon’s Restated Certificate of Incorporation and Bylaws, each as amended to date (the “Charter Documents”); (ii) the share terms of the Exchangeable Shares (the “Share Terms”), the form of Voting and Exchange Trust Agreement among Marathon, AcquisitionCo, Marathon Canadian Oil Sands Holding Limited and Valiant Trust Company, as trustee (the “Voting and Exchange Trust Agreement”), and the form of Support Agreement among Marathon, AcquisitionCo and Marathon Canadian Oil Sands Holding Limited (the “Support Agreement” and, together with the Share Terms and the Voting and Exchange Trust Agreement, the “Exchangeable Shares Documents”), each as filed as an exhibit to the Registration Statement; (iii) corporate records of Marathon, including minute books as furnished to us by Marathon; (iv) certificates of public officials and of representatives of Marathon; and (v) statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of Marathon and of public officials with respect to the accuracy of the material factual matters contained in such certificates. In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true, correct and complete copies of the originals thereof and that all information submitted to us was accurate and complete. In connection with this opinion, we have assumed that, at the time of issuance of any Marathon Shares:

Marathon Oil Corporation	2	October 17, 2007

(a) each of the Voting and Exchange Trust Agreement and the Support Agreement will have been duly executed and delivered by Marathon and the other parties thereto, in each case in the form reviewed by us; and

(b) certificates representing such Marathon Shares will have been duly executed, countersigned, registered and delivered, or, if uncertificated, valid book-entry notations will have been made in the share register of Marathon, in each case in accordance with the provisions of the Charter Documents; and there will be sufficient shares of Common Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance to permit the issuance of such Marathon Shares.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1. Marathon is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

2. The Marathon Shares have been duly authorized and, when issued in accordance with the Exchangeable Shares Documents, will be validly issued, fully paid and nonassessable.

The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.